Exhibit 99.1

STARENT NETWORKS, CORP. REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

TEWKSBURY, Mass. — April 23, 2009 — Starent Networks, Corp. (Nasdaq: STAR), a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services, today reported financial results for the first quarter ended March 31, 2009. Net revenues for the first quarter of 2009 were $73.2 million, an increase of 30% from the first quarter of 2008.

Net income for the first quarter of 2009 was $12.8 million, or $0.17 per diluted share, compared to net income of $9.7 million, or $0.13 per diluted share, for the first quarter of 2008. First quarter 2009 results included $4.0 million of non-cash stock-based compensation expenses compared to similar expenses of $3.4 million in the first quarter of 2008. Excluding the impact of stock-based compensation, non-GAAP net income for the first quarter of 2009 was $16.1 million, or $0.22 per diluted share, compared to non-GAAP net income for the first quarter of 2008 of $13.0 million, or $0.18 per diluted share.

The company’s income before tax expense grew more than its net income and more than doubled for the first quarter of 2009 compared to the first quarter of 2008. In the first quarter of 2009, the company’s tax rate was 39.7%, reflecting a normal provision for income taxes; whereas for the same period of 2008, the company’s tax rate was only 4.5% and did not reflect a normal tax provision due to the company’s use of net operating loss carryforwards in determining the tax provision for that period.

Operational Highlights

Highlights for the first quarter 2009 included:

•	Selection by Verizon Wireless as a packet core vendor for its LTE network, which was announced at Mobile World Congress 2009.

•	Introduction of its open LTE Evolved Packet Core (EPC), which offers 2G/3G functionality today and supports an evolution to LTE through software upgradeability.

•	mobilkom austria group’s (mag) decision to deploy Starent Networks’ multimedia core solutions across its European operations for UMTS and LTE mobile broadband services.

•	An agreement with Motorola, Inc. to provide multimedia core networking solutions for use in their LTE (Long Term Evolution)/SAE (System Architecture Evolution) network offerings.

•	Cellcom’s selection of Starent Networks to provide a comprehensive SIP/IMS-based Femtocell solution that extends coverage to its customers in the home and enterprise.

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Conference Call Information

Date: April 23, 2009

Time: 5:00 p.m. Eastern time

Toll-free North America: 888-713-4214

International dial-in number: 617-213-4866

Passcode: 96041614

Live webcast: Available at http://ir.starentnetworks.com

A telephone replay of the call will be available following the conference call through April 30, 2009. To access the replay, parties in the United States and Canada should call 888-286-8010 and parties outside of the United States and Canada should call 617-801-6888. The passcode for the replay is 29468317. An archived version of the webcast will be available until June 30, 2009 on the company’s website at http://ir.starentnetworks.com.

About Starent Networks

Starent Networks, Corp. is a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services to their subscribers. Starent Networks has created solutions that provide mobile operators with the functions and services needed for access, mobility management and call control in their networks. Through integrated intelligence and high performance capabilities, Starent Networks’ solutions also enhance subscriber management, billing and session policy enforcement. The company’s products are capable of supporting a wide range of mobile wireless networks, such as UMTS/HSPA, CDMA2000, WiFi, and WiMAX. Starent Networks’ products have been deployed by over 95 mobile operators in over 40 countries. Additional information about Starent Networks is available at www.starentnetworks.com.

Forward Looking Statements

Statements contained in this release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to: our position in the multimedia core network platform market; our expected financial and operating results; the amount and impact of stock-based compensation charges; our definition of “non-GAAP net income” and/or “non-GAAP net income per share”; our ability to build and expand deployments; the benefits of our products and services; and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products, our ability to establish and maintain successful relationships with our distribution partners; our reliance on a limited number of customers for a substantial portion of our revenue; our reliance on a single product line focused on a single market; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to penetrate the GSM/UMTS market; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact our business are set forth in our most recent Annual Report on Form 10-K the year ended December 31, 2008, and other documents we periodically file with the SEC. In addition, the forward-looking statements included in this press release represent Starent Networks’ views as of the date of this press release. Starent Networks anticipates that subsequent events and developments will cause its views to change. However, while Starent Networks may

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elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Starent Networks’ views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying table titled “Use of Non-GAAP Financial Information” as well as the related table that follows it.

A copy of this press release can be found on the investor relations page of Starent Networks’ website at http://ir.starentnetworks.com.

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Starent® and the Starent logo are trademarks or registered trademarks of Starent Networks, Corp. in the United States and other countries.

Starent Networks, Corp.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$387,204	$369,351
Accounts receivable	58,712	53,689
Inventories	48,696	48,734
Deferred tax assets, net	8,729	3,449
Prepaid expenses and other current assets	4,583	4,709

Total current assets	507,924	479,932

Property and equipment, net	32,040	29,632
Deferred tax assets, net	11,350	9,699
Other assets	8,061	8,011
Restricted cash	810	943

Total assets	$560,185	$528,217

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,264	$9,042
Accrued expenses and other current liabilities	20,581	23,359
Accrued income taxes	15,420	1,945
Current portion of deferred revenue	151,734	141,726

Total current liabilities	191,999	176,072

Deferred revenue, net of current portion	9,153	10,959
Other long-term liabilities	2,878	2,985

Stockholders’ equity:
Common stock	70	70
Additional paid-in capital	376,831	371,655
Accumulated deficit	(20,746)	(33,524)

Total stockholders’ equity	356,155	338,201

Total liabilities and stockholders’ equity	$560,185	$528,217

Starent Networks, Corp.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
	(unaudited)
Revenues:
Product	$63,130	$48,887
Service	10,071	7,340

Total revenues	73,201	56,227

Cost of revenues:
Product	9,768	9,048
Service	4,546	3,910

Total cost of revenues	14,314	12,958

Gross profit	58,887	43,269

Operating expenses:
Research and development	14,037	12,343
Sales and marketing	16,468	18,851
General and administrative	6,685	5,156

Total operating expenses	37,190	36,350

Income from operations	21,697	6,919

Other income (expense), net	(520)	3,185

Income before income tax expense	21,177	10,104
Income tax expense	(8,399)	(450)

Net income	12,778	9,654

Net income per share:
Basic	$0.18	$0.14
Diluted	$0.17	$0.13

Weighted-average shares outstanding used in computing net income per share:
Basic	70,090	68,769
Diluted	74,592	74,274

Stock-based compensation included in the lines above:
Cost of revenues	$348	$313
Research and development	1,400	1,304
Sales and marketing	1,245	927
General and administrative	999	826

	$3,992	$3,370

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, Starent Networks uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude stock-based compensation expense and the related income tax effect. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Starent Networks’ underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these adjusted non-GAAP results are the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Starent Networks, Corp.

Reconciliation of GAAP to Non-GAAP Items

(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
	(unaudited)
Gross profit
Total revenues	$73,201	$56,227
Total cost of revenues	14,314	12,958

Gross profit	$58,887	$43,269

Adjustments to reconcile to Non-GAAP gross profit:
Stock-based compensation	348	313

Non-GAAP gross profit	$59,235	$43,582

Operating expenses:
Research and development	$14,037	$12,343
Sales and marketing	16,468	18,851
General and administrative	6,685	5,156

Total operating expenses	$37,190	$36,350

Adjustments to reconcile to Non-GAAP operating expenses:
Stock-based compensation included in:
Research and development	$1,400	$1,304
Sales and marketing	1,245	927
General and administrative	999	826

Non-GAAP operating expenses:
Research and development	$12,637	$11,039
Sales and marketing	15,223	17,924
General and administrative	5,686	4,330

Non-GAAP operating expenses	$33,546	$33,293

Income from operations	$21,697	$6,919

Adjustments to reconcile to Non-GAAP income from operations:
Stock-based compensation	3,992	3,370

Non-GAAP income from operations	$25,689	$10,289

Income tax expense:
Income tax expense	$(8,399)	$(450)

Adjustments to reconcile to Non-GAAP income tax expense:
Income tax effect	(700)	—

Non-GAAP income tax expense	$(9,099)	$(450)

	Three Months Ended March 31,
	2009	2008
	(unaudited)
GAAP net income	$12,778	$9,654

Adjustments to reconcile to Non-GAAP net income:
Stock-based compensation (1)	3,992	3,370
Income tax effect (2)	(700)	—

Non-GAAP net income	$16,070	$13,024

Non-GAAP net income per share	$0.22	$0.18

Weighted-average shares used in computing net income per share:
Diluted	74,592	74,274

(1)	Adjustment for stock-based compensation expense. Stock-based compensation expense is a non-cash expense accounted for in accordance with the fair value provisions of Statement of Financial Accounting Standards No. 123(R) (SFAS 123(R)). While stock-based compensation is a large component of our expense, we believe investors prefer to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

(2)	Income tax effect of excluding stock-based compensation. There was no adjustment for the comparable period in 2008.

Source: Starent Networks, Corp.

Contact:

Mark Donohue

Director, Investor Relations and Assistant Treasurer

Starent Networks, Corp.

978-863-3743